Exhibit 21
Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2014

INTEGRYS ENERGY GROUP, INC. (1) (2)

Wisconsin Public Service Corporation (2)
WPS Leasing, Inc. (2)
Wisconsin Valley Improvement Company (27.1% ownership) (2)
Wisconsin River Power Company (50% ownership) (2)
WPS Investments, LLC (approximately 10.98% ownership) (2)
American Transmission Company LLC (approximately 34.07% ownership) (2)
ATC Management Inc. (32.16% ownership of Class A Shares) (2)

ATC Management Inc. (1.91% ownership of Class A Shares) (2)

WPS Investments, LLC (approximately 89.02% ownership) (2)
American Transmission Company LLC (approximately 34.07% ownership) (2)

Michigan Gas Utilities Corporation (3)

Minnesota Energy Resources Corporation (3)

Integrys Business Support, LLC (3)

Peoples Energy, LLC (4)
The Peoples Gas Light and Coke Company (4)
Peoples Gas Neighborhood Development Corporation (4)
North Shore Gas Company (4)
Peoples Energy Ventures, LLC (3)
Peoples Energy Neighborhood Development, LLC (3)
Peoples Technology, LLC (3)
Integrys Transportation Fuels, LLC (3)
Pinnacle CNG Company, LLC (5)
Pinnacle CNG Systems, LLC (5)
Trillium USA Company, LLC (3)
Trillium USA, LLC (3)
AMP Trillium, LLC (30% ownership) (3)
EVO Trillium, LLC (15% ownership) (3)

Exhibit 21
Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2014

WPS Power Development, LLC (2)
PERC Holdings, LLC (3)
PDI Stoneman, Inc. (2)
Winnebago Energy Center LLC (3)
ECO Coal Pelletization #12 LLC (3)
Sunbury Holdings, LLC (3)
WPS Empire State, Inc. (7)
Combined Locks Energy Center, LLC (2)
Integrys Solar, LLC (3)
INDU Solar Holdings, LLC (50% ownership) (3)
Sun Devil Solar LLC (3)
Gilbert Solar Facility I, LLC (3)
Solar Star California II, LLC (3)
Integrys NJ Solar, LLC (3)
Solar Star New Jersey VI, LLC (3)
Crimson Solar, LLC (3)
Camden Solar Center, LLC (8)
Integrys MA Solar, LLC (3)
Integrys Residential Solar, LLC (3)
Sunny Templeton, LLC (3)
Solar Hold 2008-1, LLC (3)
Soltage-MAZ 700 Tinton Falls, LLC (99% ownership) (3)
Soltage-ADC 630 Jamesburg, LLC (99% ownership) (3)
Soltage-PLG 500 Milford, LLC (99% ownership) (3)
LGS Renewables I, LC (5)

WPS Visions, Inc. (2)

Penvest, Inc. (6)

(1)	Integrys Energy Group, Inc. is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise.
(2)	Formed under Wisconsin law.
(3)	Formed under Delaware law.
(4)	Formed under Illinois law.
(5)	Formed under Texas law.
(6)	Formed under Michigan law.
(7)	Formed under New York law.
(8)	Formed under New Jersey law.
(9)	Formed under Virginia law.